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                                                                   EXHIBIT 10.30
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                               BIOPURE CORPORATION

                           INCENTIVE COMPENSATION PLAN

      I. PURPOSE - The Incentive Compensation Plan (the "Plan") is designed to attract and retain the services of qualified employees by furnishing incentives to those who contribute significantly to the successful operation of the business and property of Biopure Corporation.

      II. DEFINITIONS - For the purposes of this Plan, the following terms shall have the following meanings:

            A. Company. Biopure Corporation ("Biopure") and its subsidiaries.

            B. Compensation Committee. A committee (the Committee) to administer this Plan, which shall consist of not less than three members appointed from time to time by the Board of Directors of Biopure. The vote of a majority of the Committee shall constitute action by the Committee. Action by the Committee may be taken at any meeting of the Committee or by a statement in writing signed by the members of the Committee, which may be in counterparts.

            C. Deferred Bonus Account. The Account described in Section III.

            D. Determined Plan Amount. The aggregate amount to be awarded for a Plan Year, subject to vesting, determined by the Board of Directors of Biopure after the end of the Plan Year based on a review of economic conditions in business and the nation, changes, if any, in the capital structure of
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      the Company, and other pertinent factors. The Determined Plan Amount may be zero.

            E. Employee. An individual who is on the active full-time salaried or hourly payroll of the Company at the end of the fiscal year for which he or she is a Participant.

            F. Interest Increment. The annual interest on the Deferred Bonus Account described in Section III.

            G. Participant. An Employee who has been selected by the Committee to receive incentive compensation awards for a Plan Year under this Plan. No Employee shall have any right to be a Participant except in the absolute discretion of the Committee. In making the selection, the Committee shall give such consideration as the Committee may deem advisable to the contribution of the Employee during the fiscal year to the Company's success, his or her ability, efficiency and loyalty, the prospects of his or her being promoted to a more important position in the Company and such other matters as it shall deem desirable.

            H. Plan Year. The fiscal year ended October 31.

            I. Subsidiary. A corporation or other legal entity, more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by Biopure.

III. INCENTIVE COMPENSATION DEFERRED BONUS - A. As soon as possible after the close of the Plan Year, but in no event later than the March 15 following the end of the Plan Year, the Company shall credit to an account (the "Deferred Bonus Account") estab-


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lished on its books an amount equal to the Determined Plan Amount plus interest on the pre-existing Deferred Bonus Account at an annual rate of 6 percent (the "Interest Increment"). The Company shall, concurrently, notify each Participant of the portion of the Determined Plan Amount that has been allocated to such Participant. Notwithstanding the foregoing, the Determined Plan Amount for fiscal 1992 may be established and awarded at any time prior to October 31, 1993, effective March 15, 1993.

      B. Except in the case of a Participant's prior disability, retirement or termination of employment, no portion of any award for a Plan Year will be paid to the Participant until the April following the third anniversary of the date on which the award was credited to his or her account. As early as practicable in April and annually in each April thereafter (until the death, disability, retirement or termination of employment of the Participant) there shall be distributed to him or her in cash one-fifth of the amount credited for such Plan Year and of undistributed earnings thereon through the immediately preceding March 31, subject to applicable withholding and payroll tax requirements; provided that the fifth payment in respect of the bonus for any Plan Year shall consist of the remaining balance for such Plan Year with earnings through the immediately preceding March 31.

      C. The general funds of the Company shall be the sole source of payment under the Plan, and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.


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Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent any person acquires any rights to receive payments from the Company, such rights shall be no greater than that of an unsecured creditor in bankruptcy.

      IV. TERMINATION OF EMPLOYMENT - A. If employment is terminated for any reason other than death, permanent disability, or retirement, then the Participant shall forfeit all of his or her interest in the Deferred Bonus Account and the Deferred Bonus Account shall be reduced by the amount of such interest.

            B. If a subsidiary of the Company ceases to be a subsidiary otherwise than by merger into or consolidation with the Company, the employment of a Participant employed by such subsidiary shall be deemed to have terminated upon the occurrence of such event.

            C. If employment is terminated as a result of a permanent disability as determined by the Committee or retirement on normal retirement date, or on an early retirement date with the approval of the Committee, the full amount in the Deferred Bonus Account allocated to the Participant as of the close of business on the March 31 following such termination shall become vested to the ex-Participant and shall be distributed 20% in each of the next five years, each installment to be paid as soon as practi-


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cable after March 31 of each year, together with prorated Interest Increments.

            D. If an active Participant, or a disabled or retired Participant who still has an interest in the Deferred Bonus Account, dies, the amount allocated to such Participant as of the close of business on March 31 following the Participant's death shall be paid to the Participant's legal representatives as soon as practicable after said March 31. In the case of a disabled or retired Participant, the amount in his or her account shall include the Interest Increment to said March 31 as provided in the preceding paragraph.

      V. EFFECTIVE DATE - This Plan is effective as of June 30, 1993, and the first Plan Year is the year ended October 31, 1992.

      VI. INTERPRETATIONS AND AMENDMENTS TO THE PLAN - The Board of Directors of the Company shall have the right to modify this Plan from time to time or to repeal this Plan entirely or to direct the discontinuance of awards, provided, however, that in the event of discontinuance of the Plan, amounts previously credited to the Deferred Bonus Account will continue to be distributed in accordance with the Plan. The decision of the Committee with respect to any questions as to the individuals selected to be Participants, and the administration, operation and interpretation of this Plan shall be final, conclusive and binding.

      VII. MISCELLANEOUS - A. By acceptance of any compensation under this Plan, the Participant agrees that it is special in-


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centive compensation and that it will not be taken into account in determining the amount of any pension under any pension or retirement plan of the Company. The Participant also agrees that any such award will not affect the amount of any life insurance coverage available to his or her beneficiary under any Company group life insurance plan.

            B. Each person who is or shall have been a member of the Committee or a member of the Board of Directors shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expenses that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled under the Company's Certificate of Incorporation


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or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such person.

            C. Each member of the Committee, each member of the Board of Directors, and each officer and employee of the Company shall be fully justified in relying or acting upon any report made by the Company's independent accountants and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee, a member of the Board of Directors, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

            D. All calculations under this Plan shall be made to the nearest dollar or to the nearest one-hundredth of a percent, as the case may be.

            E. No Participant shall have any right to assign, transfer or pledge all or any part of his or her interest in the Plan and any attempt to do so will not be recognized by the Company. THE RIGHTS UNDER THE PLAN OF A PARTICIPANT OR HIS OR HER ESTATE SHALL BE ONLY THOSE OF A GENERAL UNSECURED CREDITOR, AND MAY NOT BE PAID IN FULL IF THE COMPANY HAS INSUFFICIENT FUNDS THEREFOR.

            F. If an active Participant dies, or his or her employment is terminated as a result of permanent disability, retirement on his or her normal date, or on an early retirement


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date with the approval of the Committee and such event falls on a date between
November 1 and April 30, both inclusive, he or she shall not be entitled to an incentive compensation bonus for the Plan Year then in progress, but if such event falls on a date between May 1 and October 31 he or she shall be entitled to a pro rata incentive compensation bonus for such Plan Year.

            G. Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time. No entitlement to payment under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its affiliates for the benefit of its employees. No Participant shall have any claim to any payment until it is actually due to the Participant under the Plan.

            H. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

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